Exhibit  23.2  Consent  of  Counsel  to  Capital  Resource  Funding,  Inc.

                                 LAW OFFICES OF
                             HAROLD H. MARTIN, P.A.
                        17111 KENTON DRIVE, SUITE 204-B
                              CORNELIUS, NC 28031

*  ALSO  ADMITTED  IN                                          TELEPHONE
   NEW  YORK                                                   704-894-9760
                                                               FAX
                                                               704-894-9759

July  21,  2004

Board  of  Directors
Capital  Resource  Funding,  Inc.
2212  Lantern  Way  Circle
Cornelius,  North  Carolina  28031

Gentlemen:

     We hereby consent to the use of our name and discussion of tax consequences of the Capital Resource Funding, Inc. dividend distribution by HairMax International, Inc. in the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission on or about August 9, 2004.



                              Sincerely,


                              LAW  OFFICES  OF  HAROLD  H.  MARTIN,  P.A.

                              /s/  Harold  H.  Martin
                              -----------------------
                              Harold  H.  Martin
                              Principal